Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP REPORTS

FOURTH QUARTER AND FULL YEAR 2016 RESULTS

Tampa, FL – March 7, 2017 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”) a provider of energy transportation services for crude oil and petroleum products in the U.S. Flag markets, today reported results for the fourth quarter and full year 2016.

Highlights

•	Successfully completed the spin-off of its international business, International Seaways, Inc. (NYSE: INSW) on November 30, 2016. As a result, all results in this release reflect only continuing operations unless otherwise noted, and reflect the results of International Seaways as discontinued operations.
•	Time charter equivalent (TCE) revenues(A) for the fourth quarter and full year 2016 were $109.6 million and $446.2 million, down 4% and 1%, respectively, compared with the same periods in 2015.
•	Net income from continuing operations for the fourth quarter was $64.7 million, or $0.74 per diluted share, compared with a net loss of $34.2 million, or $0.35 per diluted share for the fourth quarter 2015.
•	Net loss from continuing operations for the full year 2016 was $1.1 million, or $0.01 per diluted share, compared with net income of $80.6 million, or $0.83 per diluted share for the full year 2015.
•	Fourth quarter and full year 2016 Adjusted EBITDA(B) was $49.9 million and $176.2 million, up 6% and 5%, respectively, from $47.2 million and $168.1 million in the same periods in 2015.
•	Total cash(C) was $206.9 million as of December 31, 2016.
•	Accelerated the payment of $19.0 million in principal amount of term loan in the fourth quarter.
•	First quarter 2017, received a final decree and order approving a motion to close its bankruptcy case.

“We are pleased with our performance for the fourth quarter and full year 2016 despite challenging market conditions throughout most of the year,” said Sam Norton, OSG’s president and CEO. “We also successfully executed on our strategic goal of streamlining our operating structure and enhancing our focus by completing the spin-off of International Seaways.”

Mr. Norton continued, “Going forward, OSG will be a diversified U.S. Flag shipping company with a trusted operating franchise and a leading portfolio in the Jones Act market. Our unique position as the only operator of shuttle tankers in the U.S. Gulf Coast, the only licensed operator of lightering vessels in the Delaware Bay, and the only operator of tankers in the Maritime Security Program (“MSP”) helps provide stability against market volatility. We are well-positioned to build on the Company’s strengths, address future growth opportunities and drive shareholder value.”

Fourth Quarter 2016 Results

TCE revenues for the fourth quarter of 2016 were $109.6 million, a decrease of $5.0 million, or 4%, compared with the fourth quarter of 2015, primarily due to lower average daily rates earned, which accounted for a $9.4 million decrease in TCE revenues. This decrease was partially offset by a $2.9 million increase in Delaware Bay lightering revenues and a 52-day increase in revenue days for its Jones Act fleet, excluding its modern lightering ATBs, driven by fewer drydock and repair days resulting in a $1.5 million increase in TCE revenues. Shipping revenues were $114.8 million for the quarter, down 3% compared with the fourth quarter of 2015.

A, B, C Reconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 8.

Operating income for the fourth quarter of 2016 was $11.5 million, compared to operating income of $20.9 million in the fourth quarter of 2015. The decrease reflects the impact of vessel impairment charges on one of the rebuilt ATBs and the decline in TCE revenues.

Net loss for the fourth quarter was $275.5 million, compared with net income of $9.3 million for the fourth quarter 2015. Net income from continuing operations for the fourth quarter was $64.7 million, or $0.74 per diluted share, compared with a net loss from continuing operations of $34.2 million, or $0.35 per diluted share for the fourth quarter 2015. The increase reflects the reversal of the deferred tax liability on the unremitted earnings of INSW in the current quarter compared with a provision in the fourth quarter of 2015, reductions in interest expense due to the Company’s significant debt reductions in the fourth quarter of 2015 and in 2016, partially offset by the vessel impairment recognized in the current quarter. In addition, net loss from continuing operations in the comparative fourth quarter 2015 period included $27.6 million in bond premium and consent fees and related professional fees paid on notes repurchased.

Adjusted EBITDA was $49.9 million for the quarter, an increase of $2.7 million compared with the fourth quarter of 2015, driven primarily by lower general and administrative expenses, partially offset by the decline in TCE revenues.

Full Year 2016 Results

TCE revenues for the full year 2016 were $446.2 million, a decrease of $2.9 million, or 1%, compared with the full year 2015, primarily due to lower average daily rates earned by its Jones Act fleet, which accounted for a $16.2 million decrease in TCE revenues. This decrease was largely offset by a 266-day increase in revenue days for its Jones Act fleet, excluding its modern lightering ATBs, driven by fewer drydock and repair days resulting in a $11.2 million increase in TCE revenues. Also, contributing to the offset was a $1.2 million increase in Delaware Bay lightering revenues and increased average daily rates by its MSP vessels, which accounted for a $0.9 million increase. Shipping revenues were $462.4 million for the full year 2016, down 1% compared with the full year 2015.

Operating loss for the full year 2016 was $31.5 million, compared to operating income of $84.2 million for the full year 2015.

Net loss for the full year 2016 was $293.6 million, compared with net income of $284.0 million for the full year 2015. Net loss from continuing operations for the full year 2016 was $1.1 million, or $0.01 per diluted share, compared with net income of $80.6 million, or $0.83 per diluted share for the full year 2015. The decrease reflects vessel impairments recognized in the second half of 2016, partially offset by the benefit from the reversal of the deferred tax liability on the unremitted earnings of INSW compared with a provision in 2015, and reductions in interest expense due to the Company’s significant debt reductions in the second half of 2015 and in 2016. In addition, net income from continuing operations in the comparative full year 2015 period included a one-time, non-cash income tax benefit of $150.1 million and $29.6 million in bond premium and consent fees and related professional fees paid on notes repurchased.

Adjusted EBITDA was $176.2 million for the full year 2016, an increase of $8.1 million compared with the full year 2015, driven primarily by lower general and administrative expenses, partially offset by the decline in TCE revenues.

Discontinued Operations

As noted above, OSG completed the separation of its business into two independent publicly-traded companies through the spin-off of its then wholly-owned subsidiary INSW on November 30, 2016. The spin-off separated OSG and INSW into two distinct businesses with separate management. OSG retained the U.S. Flag business and INSW holds entities and other assets and liabilities that formed OSG’s former International Flag business.  The spin-off transaction was in the form of a pro rata distribution of INSW’s common stock to our stockholders and warrant holders of record as of the close of business on November 18, 2016.

In accordance with Accounting Standards Update (“ASU”) 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, the assets and liabilities and results of operations of INSW are reported as discontinued operations for all periods presented.

Net loss from discontinued operations for the fourth quarter was $340.2 million, or $3.89 per diluted share, compared with net income from discontinued operations of $43.5 million, or $0.45 per diluted share for the fourth quarter 2015. Net loss from discontinued operations for the full year 2016 was $292.6 million, or $3.24 per diluted share, compared with net income of $203.4 million, or $2.10 per diluted share for the full year 2015. Results from discontinued operations for the fourth quarter and full year 2016 reflect a charge of $332.6 million to reduce the carrying value of the INSW disposal group to its estimated fair value, calculated on a held for sale basis.

Conference Call

The Company will host a conference call to discuss its fourth quarter and full year 2016 results at 9:00 a.m. Eastern Time (“ET”) on Tuesday, March 7, 2017.

To access the call, participants should dial (888) 317-6016 for domestic callers and (412) 317-6016 for international callers. Please dial in ten minutes prior to the start of the call.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at http://www.osg.com/

An audio replay of the conference call will be available starting at 11:00 a.m. ET on Tuesday, March 7, 2017 through 10:59 p.m. ET on Tuesday, March 14, 2017 by dialing (877) 344-7529 for domestic callers and (412) 317-0088 for international callers, and entering Access Code 10101778.

About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 24-vessel U.S. Flag fleet consists of eight ATBs, two lightering ATBs, three shuttle tankers, nine MR tankers, and two non-Jones Act MR tankers that participate in the U.S. MSP. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company’s prospects, its ability to retain and effectively integrate new members of management and the effect of the Company’s spin-off of International Seaways, Inc. Forward-looking statements are based the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Annual Report on Form 10-K for OSG and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:

Brian Tanner, Overseas Shipholding Group, Inc.

(212) 578-1645

btanner@osg.com

Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2016	2015	2016	2015
Shipping Revenues:	(unaudited)	(unaudited)
Time and bareboat charter revenues	85,539	96,644	372,149	385,206
Voyage charter revenues	29,237	22,110	90,271	81,666
Total Shipping Revenues	114,776	118,754	462,420	466,872
Operating Expenses:
Voyage expenses	5,219	4,194	16,260	17,814
Vessel expenses	33,343	34,757	140,696	138,179
Charter hire expenses	23,138	23,293	91,947	91,875
Depreciation and amortization	20,862	22,991	89,563	76,851
General and administrative	7,013	16,335	41,608	61,540
Severance costs	10,758	(5)	12,996	-
Loss on disposal of vessels and other property, including impairments	6,623	61	104,532	207
Total Operating Expenses	106,956	101,626	497,602	386,466
Income/(Loss) from vessel operations	7,821	17,128	(35,182)	80,406
Equity in income of affiliated companies	3,656	3,789	3,642	3,783
Operating income/(Loss)	11,476	20,917	(31,540)	84,189
Other Expense	(295)	(24,333)	(2,391)	(26,239)
Income/(Loss) before interest expense, reorganization items and income taxes and income taxes	11,181	(3,416)	(33,931)	57,950
Interest expense	(9,765)	(15,709)	(43,151)	(70,365)
Income/(loss) before reorganization items and income taxes and income taxes	1,416	(19,125)	(77,082)	(12,415)
Reorganization items, net	(393)	(1,708)	10,925	(8,052)
Income/(loss) from Continuing Operations before income taxes	1,023	(20,833)	(66,157)	(20,467)
Income tax benefit/(provision) from Continuing Operations	63,653	(13,402)	65,098	101,032
Net Income/(Loss) from Continuing Operations	64,678	(34,235)	(1,059)	80,565
Net Income/(loss) from Discontinued Operations	(340,153)	43,502	(292,555)	203,395
Net Income/(Loss)	$(275,475)	$9,267	$(293,614)	$283,960

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	87,497,273	95,599,213	90,949,577	95,584,559
Diluted - Class A	87,721,704	95,599,213	90,949,577	95,629,090
Basic and Diluted - Class B	-	1,319,973	533,758	1,320,337

Per Share Amounts from Continuing Operations:
Basic and diluted net income/(loss) – Class A	$0.74	$(0.35)	$(0.01)	$0.83
Basic and diluted net income/(loss) – Class B	-	$(0.35)	$(0.11)	$0.83
Per Share Amounts from Discontinued Operations:
Basic and diluted net income/(loss) – Class A	$(3.89)	$0.45	$(3.24)	$2.10
Basic and diluted net income/(loss) – Class B	-	$0.45	$4.54	$2.10

On June 2, 2016 the Board approved the Reverse Split Amendment to the Company’s Amended and Restated Certificate of Incorporation. The Reverse Split Amendment effected the Reverse Split. The Reverse Split Amendment became effective on June 13, 2016. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) ASC 260, Earnings Per Share, the Company adjusted the computations of basic and diluted earnings per share retroactively for all periods presented to reflect that change in its capital structure.

Consolidated Balance Sheets

($ in thousands)

	December 31,	December 31,
	2016	2015

ASSETS
Current Assets:
Cash and cash equivalents	$191,089	$193,978
Restricted cash	7,272	10,583
Voyage receivables	23,456	6,662
Income tax recoverable	877	1,200
Receivable from INSW	683	-
Other receivables	2,696	3,195
Inventories, prepaid expenses and other current assets	12,243	11,615
Current assets of discontinued operations	-	396,698
Total Current Assets	238,316	623,931
Restricted cash	8,572	-
Vessels and other property, less accumulated depreciation	684,468	844,447
Deferred drydock expenditures, net	31,172	58,166
Total Vessels, Deferred Drydock and Other Property	715,640	902,613
Investments in and advances to affiliated companies	3,694	3,827
Intangible assets, less accumulated amortization	45,617	50,217
Other assets	18,658	16,608
Non-current assets of discontinued operations	-	1,633,214
Total Assets	$1,030,497	$3,230,410

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$57,222	$60,450
Income taxes payable	306	50
Current installments of long-term debt	-	56,755
Current liabilities of discontinued operations	-	37,030
Total Current Liabilities	57,528	154,285
Reserve for uncertain tax positions	3,129	2,520
Long-term debt	525,082	634,286
Deferred income taxes	141,457	208,195
Other liabilities	48,969	52,889
Non-current liabilities of discontinued operations	-	597,747
Total Liabilities	776,165	1,649,922

Commitments and contingencies

Equity:

Total Equity	254,332	1,580,488
Total Liabilities and Equity	$1,030,497	$3,230,410

Consolidated Statements of Cash Flows

($ in thousands)

	Fiscal Year Ended December 31,
	2016	2015

Cash Flows from Operating Activities:
Net income/(loss)	$(293,614)	$283,960
Less: Net income/(loss) from discontinued operations	(295,555)	203,395
Net income/(loss) from continuing operations	(1,059)	80,565
Items included in net income/(loss) from continuing operations not affecting cash flows:
Depreciation and amortization	89,563	76,851
Loss on write-down of vessels	104,405	-
Amortization of debt discount and other deferred financing costs	6,005	5,154
Compensation relating to restricted stock/stock unit and stock option grants	7,441	3,580
Deferred income tax benefit	(67,394)	(69,564)
Undistributed earnings of affiliated companies	132	(399)
Deferred payment obligations on charters-in	-	590
Reorganization items, non-cash	5,198	(50)
Other – net	2,268	1,971
Items included in net income/(loss) related to investing and financing activities:
Discount on repurchase of debt	(3,415)	-
Loss on disposal of vessels and other property – net	127	207
Distributions from INSW	202,000	200,000
Payments for drydocking	(6,844)	(41,323)
Bankruptcy and IRS claim payments	(7,136)	(8,343)
Deferred financing costs paid for loan modification	-	(4,220)
Changes in other operating assets and liabilities	(2,431)	31,314
Net cash provided by operating activities	328,860	276,333
Cash Flows from Investing Activities:
Change in restricted cash	(5,261)	42,502
Expenditures for vessels and vessel improvements	-	(53)
Expenditures for other property	(666)	(75)
Other – net	-	(1)
Net cash provided by/(used in) investing activities	(5,927)	42,373
Cash Flows from Financing Activities:
Cash dividends paid	(31,910)	-
Payments on debt	(54,345)	(6,030)
Extinguishment of debt	(120,224)	(326,051)
Repurchases of common stock and common stock warrants	(119,343)	(3,633)
Net cash used in financing activities	(325,822)	(335,714)
Net decrease in cash and cash equivalents	(2,889)	(17,008)
Cash and cash equivalents at beginning of year	193,978	210,986
Cash and cash equivalents at end of period	$191,089	$193,978

Cash flows from discontinued operations:
Cash flows provided by operating activities	$111,768	$222,739
Cash flows provided by investing activities	25,202	114,163
Cash flows used in financing activities	(355,687)	(206,284)
Net (decrease)/increase in cash and cash equivalents from discontinued operations	$(218,717)	$130,618

Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provides a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three months and fiscal year ended December 31, 2016 and the comparable periods of 2015. Revenue days in the quarter ended December 31, 2016 totaled 2,167 compared with 2,098 in the prior year quarter. Revenue days in the fiscal year ended December 31, 2016 totaled 8,658 compared with 8,311 in the prior year. A summary fleet list by vessel class can be found later in this press release.

	Three Months Ended December 31, 2016			Three Months Ended December 31, 2015
	Spot	Fixed	Total	Spot	Fixed	Total
U.S. Flag
Jones Act Handysize Product Carriers
Average TCE Rate	$29,742	$65,060		$—	$64,193
Number of Revenue Days	92	972	1,064	—	1,082	1,082
Non-Jones Act Handysize Product Carriers
Average TCE Rate	$24,311	$9,628		$34,704	$16,630
Number of Revenue Days	147	37	184	146	38	184
ATBs
Average TCE Rate	$26,473	$32,029		$—	$38,216
Number of Revenue Days	83	652	735	—	665	665
Lightering
Average TCE Rate	$91,052	$—		$83,320	$—
Number of Revenue Days	184	—	184	167	—	167
Total U.S. Flag Revenue Days	506	1,661	2,167	313	1,785	2,098

	Fiscal Year Ended December 31, 2016			Fiscal Year Ended December 31, 2015
	Spot	Fixed	Total	Spot	Fixed	Total
U.S. Flag
Jones Act Handysize Product Carriers
Average TCE Rate	$27,989	$64,919		$—	$64,350
Number of Revenue Days	208	4,103	4,311	—	4,260	4,260
Non-Jones Act Handysize Product Carriers
Average TCE Rate	$31,422	$16,141		$29,453	$15,958
Number of Revenue Days	544	186	730	535	164	699
ATBs
Average TCE Rate	$26,473	$35,269		$—	$38,605
Number of Revenue Days	83	2,802	2,885	—	2,700	2,700
Lightering
Average TCE Rate	$72,271	$—		$79,209	$—
Number of Revenue Days	732	—	732	652	—	652
Total U.S. Flag Revenue Days	1,567	7,091	8,658	1,187	7,124	8,311

Fleet Information

As of December 31, 2016, OSG’s owned and operated fleet totaled 24 U.S. Flag vessels (14 vessels owned and 10 chartered-in). Vessels chartered-in are Bareboat Charters. The Company’s fleet list excludes vessels chartered-in where the duration of the charter was one year or less at inception.

	Vessels Owned		Vessels Chartered-in		Total at December 31, 2016
Vessel Type	Number	Weighted by Ownership	Number	Weighted by Ownership	Total Vessels	Vessels Weighted by Ownership	Total Dwt
Operating Fleet
Handysize Product Carriers [1]	4	4.0	10	10.0	14	14.0	664,490
Clean ATBs	8	8.0	—	—	8	8.0	226,064
Lightering ATBs	2	2.0	—	—	2	2.0	91,112
Total U.S. Flag Operating Fleet	14	14.0	10	10.0	24	24.0	981,666

1 Includes two owned shuttle tankers, one chartered in shuttle tanker and two owned U.S. Flag Product Carriers that trade internationally.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures may provide certain investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. Time charter equivalent revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follow:

	Three Months Ended December 31,		Fiscal Year Ended December 31,
($ in thousands)	2016	2015	2016	2015
TCE revenues	$109,557	$114,560	$446,160	$449,058
Add: Voyage Expenses	5,219	4,194	16,260	17,814
Shipping revenues	$114,776	$118,754	$462,420	$466,872

(B) EBITDA and Adjusted EBITDA

EBITDA represents net (loss)/income from continuing operations before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted for the impact of certain items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net (loss)/income or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The following table reconciles net income/(loss) from continuing operations as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA:

	Three Months Ended December 31,		Fiscal Year Ended December 31,
($ in thousands)	2016	2015	2016	2015
Net Income/(loss) from continuing operations	$64,678	$(34,235)	$(1,059)	$80,565
Income tax expense/(benefit) from continuing operations	(63,653)	13,402	(65,098)	(101,032)
Interest expense	9,765	15,709	43,151	70,365
Depreciation and amortization	20,862	22,991	89,563	76,851
EBITDA	31,652	17,867	66,557	126,749
Severance costs	10,758	(5)	12,996	-
Loss on disposal of vessels and other property, including impairments	6,623	61	104,532	207
Loss on repurchase of debt	456	24,447	2,988	26,516
Other costs associated with repurchase of debt	-	3,099	77	3,099
Write-off of registration statement costs	-	-	-	3,493
Reorganization items, net	393	1,708	(10,925)	8,052
Adjusted EBITDA	$49,882	$47,177	$176,225	$168,116

(C) Total Cash

($ in thousands)	December 31, 2016	December 31, 2015

Cash and cash equivalents	$191,089	$193,978
Restricted cash - current	7,272	10,583
Restricted cash – non-current	8,572	-
Total Cash	$206,933	$204,561